VOTE BY PHONE CONFIRMATION LETTER
(WRITTEN)

VOTE CONFIRMATION

(Shareholder name & address of record)

PUTNAM TAX EXEMPT INCOME FUND
Meeting of Shareholders September 5, 1996
Account:
Shares:

Votes Received: (list proposal as on proxy card)

(FOR) (AGAINST) (ABSTAIN)

Dear Shareholder:

In connection with the above-referenced Meeting of Shareholders, this notice will confirm that your shares have been voted as indicated in accordance with your telephone instructions. If any of the information is incorrect, please call 1-800-735-3428 immediately, and in any event no later than 5:00 P.M. Eastern Daylight Time on September 4, 1996.

Thank you for your cooperation.

Very truly yours,
(Solicitation Agent)